Exhibit (h-2)

AUTHORIZED PARTICIPANT AGREEMENT

THE ALGER ETF TRUST

This Authorized Participant Agreement, including the ActiveShares® Annex A attached hereto (the “Agreement”), is entered into by and between Fred Alger & Company, LLC (the “Distributor”) and                              (the “Participant”) and is subject to acceptance by Brown Brothers Harriman & Co. (the “Transfer Agent”), and is further subject to acknowledgement and agreement by The Alger ETF Trust (the “Trust”), a series trust offering a number of portfolios of securities (each, a “Fund” and collectively, the “Funds”), solely with respect to Sections 4(c) and 13(c) herein.

Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s statement of additional information incorporated therein, the “Prospectus”).

The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Shares.

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a Participant client, or to sell or offer to sell the Shares.

The parties agree as follows:

1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)        The Participant represents and warrants that it has, and during the term of this Agreement will continue to have, the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

(b)        The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with the Constitution, By-Laws and “Conduct Rules” of FINRA, and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

(c)        In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the requirements of FINRA, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d)        The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

(e)        The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Trust or its designee in ascertaining certain information regarding sales of Shares made by or through the Participant upon the request of the Trust necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

2.	EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)        All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its respective role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b)        Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so.

(c)        The Participant acknowledges and agrees that delivery of any Order shall be irrevocable, provided that the Trust, Transfer Agent and the Distributor, on behalf of each Fund, each reserves the right to reject any Order for any reason.

(d)        The Participant understands that a Creation Unit generally will not be issued until the requisite cash (the “Cash Component”) and/or the designated basket of securities (the “Deposit Securities”), as well as applicable transaction fees and taxes are transferred to the Trust, on behalf of a Fund, on or before the settlement date in accordance with the Prospectus.

(e)        With respect to any Redemption Order, the Participant agrees to return to a Fund any dividend, distribution, or other corporate action paid to it, or to a party for which it is acting, in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Participant also agrees that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant, or any party for which it is acting, by an amount equal to any dividend, distribution, or other corporate action to be paid in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant, or any party for which it is acting, will be returned to the Participant.

3.	AUTHORIZATION OF TRANSFER AGENT

Solely with respect to Orders submitted through the CNS Clearing Process, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC as though such instructions were issued by the Participant directly to the NSCC.

4.	MARKETING MATERIALS AND REPRESENTATIONS.

(a)        The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

(b)        The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Distributor; or (ii) if prepared by the Participant, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and Participant and such Marketing Materials comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations; provided, however, that, prior to filing with FINRA, the Participant shall provide all such Marketing Materials to the Trust for review. The Participant represents and warrants that any and all Marketing Materials prepared by the Participant shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable FINRA rules and regulations, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Participant understands that neither the Trust nor any of the Funds will be advertised or marketed as an open-end investment company (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Trust. In addition, the Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(c)        The Trust represents and warrants, on behalf of each Fund, that (i) the Prospectus is effective, no stop order of the SEC with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be approved for listing on a national exchange; (vi) it will not lend securities pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; (vii) any and all Marketing Materials prepared by the Trust or the Funds’ adviser and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable FINRA rules and regulations, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

5.	TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.	CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectus, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable transaction fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Prospectus, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectus or by such Contractual Settlement Date, the Participant agrees on behalf of itself and any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component, and neither the custodian nor any sub-custodian shall be under any obligation to advance any such amounts. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.	PAYMENT OF CERTAIN FEES AND TAXES.

(a)        In connection with Orders of Creation Units, the Participant agrees to pay the transaction fee applicable to the transaction as set forth in the Prospectus. The Trust reserves the right to adjust any transaction fee subject to any limitations in the Prospectus and upon reasonable advance notice to the Participant.

(b)        In connection with Orders of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Shares or Fund Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent a Fund or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. This paragraph (b) shall survive the termination of this Agreement.

8.	ROLE OF PARTICIPANT

(a)        Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, Funds or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Trust or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)        The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c)        The Participant represents that from time to time, it may be a beneficial owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934) of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares with no input from the Participant. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon termination of the Agreement.

(d)        The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

9.	AUTHORIZED PERSONS OF THE PARTICIPANT

(a)        Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Trust, the Transfer Agent, or the Distributor, the Participant shall deliver to the Trust and the Transfer Agent, with copies to the Distributor, a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Trust, the Distributor, and the Transfer Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person, revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Trust and the Transfer Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Trust, the Transfer Agent, and the Distributor.

(b)        The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Trust, Transfer Agent, and Distributor issued by Participant through the

Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Trust, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c)        The Transfer Agent and Distributor shall be entitled to assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, the Trust or the Funds shall be liable for any Loss (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent, Distributor, and the Trust previously received from Participant written notice to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

10.	REDEMPTIONS

(a)        The Participant understands and agrees that Redemption Orders may be submitted only on days that the Fund is open for business, as required by Section 22(e) of the Investment Company Act of 1940.

(b)        The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Shares, and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such Shares to the Fund. In the event that the Distributor, the Trust and/or the Transfer Agent reasonably believes that the Participant does not have the requisite number of Shares to be redeemed as a Creation Unit, the Trust and/or the Distributor or the Transfer Agent, upon consultation with the Trust, may reject without liability the Participant’s Redemption Order.

(c)        The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d)        In the event that the Distributor, Transfer Agent and/or the Trust reasonably believes in good faith that a Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Distributor, Transfer Agent and/or Trust may, without liability, reject the Participant’s Redemption Order.

(e)        In the event that the Participant receives Fund Securities the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

11.	BENEFICIAL OWNERSHIP

(a)        The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities.

(b)        A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

12.	OBLIGATIONS OF PARTICIPANT

(a)        Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable request.

(b)        The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)        The Participant represents, covenants and warrants that it has taken affirmative steps so that it will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

13.	INDEMNIFICATION

This Section 13 shall survive the termination of this Agreement.

(a)        The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such

Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as the Participant under this Agreement; (iv) actions of such Participant Indemnified Party taken in reliance upon any instructions reasonably believed by the Trust, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; (v) the Participant’s failure to complete an Order that has been accepted; or (vi)(1) any representation by the Participant, its employees or its agents or other representatives that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or sale of Shares and (2) any untrue statement of a material fact contained in any materials prepared by Participant or its affiliates as described in Section 4 hereof or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or is based upon any omission by the Trust to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.    The Participant shall not be liable to the Distributor for any Loss arising out of (y) Distributor’s gross negligence or reckless disregard of its duties and obligations under this Agreement, or (z) interruptions or delays of communications caused by the Distributor.

(b)        The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of self-regulatory organizations, in relation to its role as Distributor. The Distributor shall not be liable to the Participant for any Losses arising out of (y) Participant’s gross negligence or reckless disregard of its duties and obligations under this Agreement, or (z) interruptions or delays of communications caused by the Participant.

(c)        The Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Loss incurred by such Trust Indemnified Party as a result of any material breach by the Trust of its representations in Section 4(c). All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares of a Fund shall be limited to the corresponding assets of such Fund. The Trust shall not be liable under the indemnity agreement contained in this Section 13(c) with respect to any claim made against any Trust Indemnified Party unless the Trust Indemnified Party shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust Indemnified Party (or after the Trust Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability that it may have to any Trust Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section 13(c) and shall only release it from such liability under this Section 13(c) to the extent it has been materially prejudiced by such failure to receive notice.

14.	LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.

(a)        In no event shall any party or the Transfer Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)        Neither the Trust, the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c)        The Trust, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Trust, the Distributor or the Transfer Agent be liable for any losses incurred as a result of unauthorized use of any PIN.

(d)        In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e)        The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(f)        The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(g)        Neither the Trust, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Trust, the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Trust, the Distributor or the Transfer Agent.

15.	RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of each Fund’s Prospectus and represents that it has reviewed and understands the terms thereof.

16.	CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available at the applicable Fund’s website. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.

The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectuses. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor.

17.	NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone, or facsimile numbers indicated below the signature line of such party.

18.	EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)        This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon ninety (90) days’ prior written notice to the other parties, and may be terminated earlier by the Trust, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(b)        No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld.

(c)        This Agreement may not be amended except by a writing signed by all the parties hereto; provided, however, that if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the other parties with prompt notice of such amendment, and the next Creation Unit created by the Participant shall be deemed to constitute the Participant’s acceptance of such amendment. This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.

19.	GOVERNING LAW

This Section 19 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement.

20.	COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

21.	SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

22.	HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

23.	ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

FRED ALGER & COMPANY, LLC, Distributor

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:

[ , Authorized Participant]

DTC/NSCC Clearing Participant Code:

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:

ACCEPTED BY:

BROWN BROTHERS HARRIMAN & CO., as Transfer Agent

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:

ACKNOWLEDGED AND AGREED, SOLELY WITH RESPECT TO SECTIONS 4(c) and 13(c) HEREOF:

THE ALGER ETF TRUST

By:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:

ACTIVESHARES® ANNEX

This Annex is attached to and shall be governed by the Authorized Participant Agreement between the Participant, the Trust, the Transfer Agent, and the Distributor dated [ ], 2020 (the “AP Agreement). This Annex sets forth certain regulatory, procedural, and/or operational requirements unique, and only applicable to, Funds operating pursuant to the exemptive order issued by the United States Securities and Exchange Commission (“SEC”) to The Alger ETF Trust et. al, Investment Company Act Release Nos. 33852 (April 23, 2020) (notice) and 33869 (May 19, 2020) (order), which incorporates the terms and conditions of an exemptive order issued to Precidian ETFs Trust et al., Investment Company Act Release Nos. 33440 (April 8, 2019) (notice), 33477 (May 20, 2019) (order) and the exemptive order, dated November 30, 2020, issued by the SEC’s Division of Trading and Markets, pursuant to delegated authority, to the The Alger ETF Trust and certain other parties under the Securities Exchange Act of 1934 (Securities Exchange Act order) (together, the “ActiveShares® Order”), and thus augments the description contained in the AP Agreement. All capitalized terms used herein, unless otherwise defined, have the same meaning as used in the AP Agreement or the applicable Fund’s Prospectus as it may be supplemented or amended from time to time (including the Statement of Additional Information) and the ActiveShares® Order.

The parties hereby agree as follows:

1.	Background.

This Annex sets forth certain regulatory, procedural, and/or operational requirements with respect to the purchase and redemption of Creation Units of Shares of those Funds of the Trust subject to, and governed by, the ActiveShares® Order (“Non-Transparent Shares”) in addition to those already set forth in the AP Agreement. The additional requirements and procedures set forth herein remain subject to the applicable Fund’s Prospectus (including the Statement of Additional Information) and the ActiveShares® Order, including any requirements with respect to the proper form of Orders and the timing of delivery of cash or securities to the Trust. To the extent that the terms and conditions of this Annex conflict (i) with the terms of the Prospectus or the ActiveShares® Order, as applicable, the terms of the Prospectus or ActiveShares® Order, as applicable, control, or (ii) with the terms of the Authorized Participant Agreement with regard to Orders of Non-Transparent Shares, the terms of the Annex shall control with respect to transactions of Non-Transparent Shares.

2.	Status of the Participant

With respect to its activities in connection with transactions of the Non-Transparent Shares, the Participant hereby represents and warrants that it has entered into, and shall maintain, for as long as it transacts in Non-Transparent Shares, one or more Confidential Account Agreement(s) with one or more AP Representative(s) approved by the Trust, to serve as its agent to purchase and deliver Deposit Securities and accept and sell Redemption Securities in connection with Purchase Orders and/or Redemption Orders of Non-Transparent Shares.

3.	Creation and Redemption Orders of Non-Transparent Shares

With respect to its activities in connection with transactions of the Non-Transparent Shares, the Participant acknowledges and agrees that for the duration of this Annex:

(i)

It will purchase and/or redeem Non-Transparent Shares of a Fund from the applicable Fund on a cash or partial or full in-kind basis, as specified by the applicable Fund, and in its sole discretion, in accordance with the terms of the ActiveShares® Order and such Fund’s Prospectus, in aggregations of Non-Transparent Shares constituting a Creation Unit;

(ii)

The Purchase Basket and Redemption Basket, along with whether Purchase Orders and Redemption Orders for such Business Day shall be effected on a cash or partial or full in-kind basis, shall be published in accordance with the applicable Fund’s Prospectus subject to any other applicable regulatory restrictions.

(iii)	The number of Non-Transparent Shares of a Fund constituting a Creation Unit will be stated in the applicable Fund’s Prospectus;

(iv)	It may only transact directly with the Trust on an in-kind or partial in-kind basis through an AP Representative with respect Purchase or Redemption Orders of Non-Transparent Shares;

(v)	Its appointment of an AP Representative may be revoked by the Trust at any time;

(vi)

It will be liable for all actions of the AP Representative, when acting in its role as agent for the Participant, to the same extent that the Participant would be liable for directly committing that same action under the AP Agreement;

(vii)	It will submit Purchase Orders or Redemption Orders through an order entry system or in such other manner as may be requested by the Fund’s transfer agent;

(viii)

Solely with respect to Orders for the purchase or redemption of Creation Units submitted through the CNS Clearing Process by the Participant, the Trust or its designee, will transmit to NSCC and to the AP Representative, on a confidential basis, the Basket and Cash Amounts and Cash Components, as necessary, with respect to the Purchase Orders and Redemption Orders entered by the Participant for which the Trust and Fund elect to carry out on an in-kind basis. The Participant agrees to be bound by the terms of such instructions issued by the Trust or its designee and reported to the AP Representative and to NSCC, on a confidential basis;

(ix)	Once an Order has been accepted, it will be unconditional and irrevocable by the Participant;

(x)

Dividends and distribution on Deposit securities that are owed to the Participant because the Participant was the owner of such securities immediately prior to the time at which the securities began trading ex-dividend will be delivered to the AP Representative for the Participant’s Confidential Account; and

(xi)

A Fund may, in its sole discretion and in compliance with the ActiveShares® Order, permit or require the substitution of an amount of cash to replace any Deposit Securities. The Participant shall be responsible for any and all expenses and costs incurred by the Fund in connection with a cash-in-lieu election by the Fund.

ATTACHMENT A

xxxxxx

CERTIFIED AUTHORIZED PERSONS OF PARTICIPANT

The following are the names, titles, and signatures of all Participant’s persons authorized to give instructions, notices, or submit Orders or other requests pursuant to this Agreement.

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS (1)	FAVORITE COLOR (2)	PERMISSION (2)*

*Permissions:

RO- Read-Only (Allows users to see account information and run reports, but not place trades)

ET – Execute Trades (Allows user to place trades directly on to Fund Connect)

(1)	Required information.
(2)	Required information to use the Web Order Site.

The undersigned [name], [title], xxxxx does hereby certify that the persons listed above have been duly elected to the offices set forth next to their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons pursuant to this Agreement and that their signatures are their own true and genuine signatures.

Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date: